                   AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization is entered into this 25th day of March 1999, by and between Rexford, Inc., a Delaware corporation ("Acquiror"); Chicago Map Corporation, an Illinois corporation ("Acquiree"); and the persons listed in Exhibit "A" attached hereto and by this reference made a part hereof, representing all of the stockholders of Acquiree ( "Stockholders").

                                  RECITALS

     Stockholders own all of the issued and outstanding capital stock of Acquiree. Acquiror desires to acquire all of the issued and outstanding shares of capital stock of Acquiree, making Acquiree a wholly-owned subsidiary of Acquiror, and Stockholders desire to make a tax-free exchange of their shares in Acquiree solely for shares of Acquiror's common stock, $0.001 par value, as described herein.

     NOW, THEREFORE, for the mutual consideration set out herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                 AGREEMENT

     1. Plan of Reorganization. Stockholders of Acquiree are the owners of all of the issued and outstanding shares of capital stock of Acquiree. It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of Acquiree shall be acquired by Acquiror in exchange solely for Acquiror's voting common stock. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under
Section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

     2. Exchange of Shares. Acquiror and Stockholders agree that all of the issued and outstanding shares of capital stock of Acquiree will consist, at the Closing Date, of 15,000 shares of common stock, will be exchanged with Acquiror for 10,500,000 shares of restricted common stock of Acquiror. As an integral part of the stock-for-stock exchange agreed to herein, Acquiror shall effect a 1 for 70 reverse split of its issued and outstanding shares of common stock. The 10,500,000 shares of Acquiror's common stock to be issued to Stockholders pursuant to this Agreement shall be issued subsequent to the date on which such 1 for 70 reverse split is effected and shall represent at least 68.8% of all issued and outstanding shares of Acquiror's common stock immediately following such split (and after giving effect to the private placement of a maximum of 1,709,231 shares of the Acquiror's common stock). The Acquiror shares will, on the Closing Date, as hereafter defined, be delivered to the Stockholders in exchange for their shares in Acquiree. Stockholders represent and warrant that they will hold such shares of common stock of Acquiror for investment purposes and not for further public distribution and agree that the shares shall be appropriately restricted.

     3.     Delivery of Shares.   On or before the Closing Date, Stockholders
will deliver certificates representing all of the issued and outstanding shares of Acquiree, duly endorsed so as to make Acquiror the sole holder thereof, free and clear of all claims and encumbrances. Such shares of Acquiree will be appropriately restricted as to transfer. On such Closing Date, delivery of the Acquiror shares, which will be appropriately restricted as to transfer, will be made to the Stockholders as set forth herein. The transaction contemplated herein shall not close unless all of the issued and outstanding shares of Acquiree are delivered at Closing and the owners thereof execute this Agreement. A list of shares of Acquiree, the owner thereof and

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shares of Acquiror to be received by each Stockholder is attached hereto as
Exhibit "A". Each Stockholder shall sign Exhibit "B", attached hereto and by this reference made a part hereof, evidencing his or her intent to be a party to this Agreement and bound hereby.

     4.     Termination.

          A. This Agreement may be terminated by action of the Board of Directors of Acquiror, or by the Stockholders of Acquiree at any time prior to the Closing Date if:

               (1) There shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

               (2) The Closing shall not have occurred prior to March 31, 1999, or such later date as shall have been approved by parties hereto, other than for reasons set forth in paragraph B or C below.

          In the event of termination pursuant to this Section 4 (A) , no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by them in connection with the negotiation, drafting, and execution of this Agreement and the consummation of the transactions herein contemplated.

          B. This Agreement may be terminated at any time prior to the Closing Date by action of Acquiror if:

               (1) Acquiree or the Stockholders shall fail to comply in any material respect with any of its or their covenants or agreements contained in this Agreement or if any of the representations or warranties of Acquiree or the Stockholders contained herein shall be inaccurate in any material respect; or

               (2) There shall have been any material change after December 31, 1998, in the assets, properties, business, or financial condition of Acquiree taken as a whole which could have a materially adverse effect on the value of the business of Acquiree except any changes disclosed in any exhibits or schedules attached hereto.

     In the event this Agreement is terminated pursuant to this Section 4 (B), this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and Acquiree shall bear its own costs as well as the legal, accounting, printing, and other costs incurred by Acquiror in connection with the negotiation, preparation, and execution of this Agreement and the transactions herein contemplated.

          C. This Agreement may be terminated at any time prior to the Closing Date by action of the Board of Directors of Acquiree or by the Stockholders of Acquiree if:

               (1) Acquiror shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any

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of the representations or warranties of Acquiror contained herein shall be inaccurate in any material respect; or

               (2) There shall have been any material adverse change after December 31, 1998, in the assets, properties, business, or financial condition of Acquiror as a whole which could have a materially adverse effect on the value of the business of Acquiror taken as a whole except any changes disclosed in any exhibit or schedule attached hereto.

     In the event this Agreement is terminated pursuant to this Section 4 (C), this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and Acquiror shall bear its own costs as well as the legal, accounting, printing, and other costs incurred by Acquiree and the Stockholders in connection with negotiation, preparation, and execution of this Agreement and the transactions herein contemplated.

     5.     Representations  and Warranties of Stockholders and Acquiree.

          A. The Stockholders and Acquiree hereby represent and warrant that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

               (1) Stockholders of Acquiree. The Stockholders are the owners of all of the issued and outstanding shares of the capital stock of Acquiree; such shares are free from claims, liens, or other encumbrances; and Stockholders have the unqualified right to sell, transfer, and dispose of such shares subject to the laws of bankruptcy, insolvency, and general creditors' rights. Each Stockholder represents and warrants, that in regards to his or her shares of Acquiree, such Stockholder has the full right and authority to execute this Agreement and to transfer his or her shares of Acquiree to Acquiror.

               (2) Restricted Shares to be Issued. The Stockholders understand and are aware that the issuance of Acquiror's shares hereunder is being made without registration under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and that the shares so issued may not be sold or transferred without registration under the Act and under applicable state, securities laws, or unless an exemption from such registration is available. The Stockholders understand that the investment in the shares of Acquiror is speculative and may remain so for an indefinite period and acknowledge that the Stockholders are able to bear the economic risk of their investment in the shares of Acquiror. All certificates evidencing Acquiror's common stock to be issued to Stockholders shall bear appropriate restrictive legends.

          B. The Principal Stockholders of Acquiree (defined for purposes of this Agreement as owners of 2% or more of Acquiree Shares) and Acquiree hereby represent and warrant that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

               (1) Corporate Authority. Acquiree has the full corporate power and authority to enter into this Agreement and (subject to any requisite approval by the holders of Acquiree common shares) to carry out the transactions contemplated by this Agreement. The Board of Directors of Acquiree has duly authorized the execution, delivery, and performance of this Agreement.

                  (2)     Financial Statements.

                         (a) The audited balance sheet of Acquiree as of December 31, 1998 and 1997 and the related statements of income (loss), changes in shareholders' equity and, cash flows, and stockholders' equity for the three years ended December 31, 1998, 1997 and 1996, including the notes thereto, and the accompanying report of Hutton Nelson & McDonald, LLP, certified public accountants, have been delivered to Acquiror ("Acquiree Financial Statements"). To the best knowledge of Acquiree and Principal Stockholders, except as set forth in Acquiree's Schedules, such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

                        (b) The audited financial statements delivered pursuant to subparagraph (a) have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved and, when required to be audited, have been audited by a certified public accountants licensed to practice in the United States and before the Securities and Exchange Commission. The audited financial statements have been presented in accordance with the requirements of Regulation S-X promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC. The Acquiree Financial Statements present fairly, the financial position of Acquiree. Acquiree did not have, as of the date of the Acquiree Financial Statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Acquiree, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Acquiree as of their respective dates and for the respective periods covered thereby.

                        (c) The books and records, financial and otherwise, of Acquiree are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Acquiree.

                        (d) Proper and accurate amounts of taxes have been withheld by or on behalf of Acquiree with respect to all material compensation paid to employees of Acquiree for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all material accrual or material arrangement for or payment of bonuses or special compensation applicable under tax and other laws. There are no tax liens upon any of the assets of Acquiree.

                  (3) Absence of Certain Changes or Events. Except as set forth in this Agreement or the Acquiree Schedules attached hereto, since December 31, 1998, the date of the Acquiree Financial Statements,:

                        (a) There has not been (1) any material adverse change in the business, operations, properties, level of inventory, assets, or financial condition of Acquiree taken as a whole; or (2) any damage, destruction, or loss to Acquiree (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Acquiree;

                        (b) Acquiree has not (1) amended its Articles of Incorporation or Bylaws; (2) declared or made, or agreed to declare to make, any payment of dividends or distributions of any assets of any kind whatsoever to Stockholders or purchased or redeemed, or agreed to purchase or redeem, any of their capital stock; (3) waived any rights of value which in the aggregate are extraordinary or material considering the business of Acquiree; (4) made any material change in its method of management, operation, or accounting; (5) entered into any other material transactions not in the ordinary course of business except as otherwise contemplated by this Agreement including, but not limited to, Acquiree's acquisition of certain assets of Trius, Inc. and the issuance of common stock of Acquiree related thereto; (6) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (7) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (8) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                        (c) Acquiree has not (1) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof except as described in the Schedules attached hereto; (2) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (3) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the balance sheet contained in the Acquiree Financial Statement and current liabilities incurred since that date in the ordinary course of business; (4) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights held as inventory or canceled or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $25,000); (5) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Acquiree taken as a whole; or (6) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except for the shares of common stock in Acquiree issued in connection with Acquiree's acquisition of certain assets of Trius, Inc.; and

                        (d) To the best knowledge of Acquiree, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, its business, operations, properties, assets, or condition.

                  (4) Litigation and Proceedings. Acquiree is not involved in any pending litigation or governmental investigation or proceeding not reflected in such financial statements, or otherwise disclosed in the Acquiree Schedules and, to the best knowledge of Acquiree and Principal Stockholders, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against Acquiree, its Principal Stockholders, or properties.

                  (5)     Organization.

                        (a) As of the Closing Date, Acquiree will be in good standing in its state of incorporation, and will be in good standing and duly qualified to do business in each state and jurisdiction where the failure to qualify would have a material adverse effect on Acquiree.

                        (b) To the best knowledge of Acquiree and Principal Stockholders, Acquiree has complied with all state, federal, and local laws in connection with its formation, issuance of securities, capitalization, and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation, or capitalization, including claims for violation of any state or federal securities laws except where any noncompliance would not materially affect the business or property of the Acquiree.

                  (6) Compliance with Laws, Rules and Regulations. Acquiree and Principal Stockholders represent and warrant that Acquiree complies with all applicable federal laws, rules and regulations; and all applicable State laws, rules and regulations relating to the operation of its business and the sale of Acquiree's products except to the extent that non-compliance would not materially and adversely affect the business, operations, properties, assets, or condition of Acquiree or except to the extent that non-compliance would not result in the incurrence of any material liability for Acquiree.

                  (7) Tax Returns. Acquiree has filed all federal, state, county, and local income, excise, property, sales, and other tax returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provisions for the payment of all taxes, penalty fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.

                  (8) Subsidiaries. Acquiree has no subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, or other entity.

                  (9) No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of Acquiree to which Acquiree or Principal Stockholders are a party and has been duly authorized by all appropriate and necessary action.

                  (10) Capitalization. The authorized capital stock of Acquiree consists of 100,000 shares of common stock having no par value, of which 15,000 shares have been validly issued and are now outstanding, and of which 15,000 will be outstanding at the Closing Date. There are no outstanding convertible securities, warrants, options, or commitments of any nature which may cause authorized but unissued shares to be issued to any person, except as described in the schedules attached hereto. All issued and outstanding shares are legally issued, fully paid, and non-assessable, and are not issued in violation of the pre-emptive or other right of any person.

                  (11) Title and Related Matters. Acquiree has good and marketable title to all of its licenses, copyrights, trademarks, trade secrets, patents, patents pending, properties, inventory, interests in properties, and other assets, real and personal, which are reflected in the Acquiree Financial Statements, or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the assets or properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties or in connection with such assets; and (iii) as described in Acquiree Financial Statements or in the Acquiree Schedules. Acquiree owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all procedures, techniques, business plans, methods of management, or other information utilized in the conduct of its business or operations, whether or not the value thereof is reflected in the most recent balance sheet included in the Acquiree Schedules. The assets and equipment of Acquiree that are necessary or used in the operations of its business are in good operating condition and repair, normal wear and tear excepted.

                  (12)     Contracts.

                        (a) Except as included or described in the Acquiree Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which Acquiree is a party or by which it or any of its properties or assets are bound.

                        (b)   Subject  to  the  laws  of  bankruptcy,
                              insolvency, general   creditor's rights, and
                              equitable principles, all contracts, agreements, franchises, license agreements, and other commitments to which Acquiree is a party or by which its properties or assets are bound and which are material to its operations taken as a whole, are valid and enforceable in all respects.

                        (c) Acquiree is not a party to or bound by, and the assets of Acquiree are not subject to, any
                              contract, agreement, other  commitment   or
                              instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, or decree which materially and adversely affects, or in the future may (as far as Acquiree can now foresee), materially and adversely affect, the business, operations, properties, assets, or condition of Acquiree.

                        (d) Except as included or described in the Acquiree Schedules or reflected in the most recent Acquiree Financial Statements, Acquiree is not a party to any oral or written (a) contract for employment of any officer or employee which is not terminable on 30 days (or less) notice; (b) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit, or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (c) agreement, contract, or indenture relating to the borrowing of money exceeding $50,000; (d) guaranty of any obligation, other than one on which Acquiree is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $50,000;
                              (e) consulting or other similar contract with an unexpired term of more than one year of providing for payment in excess of $50,000 in the aggregate; (f) collective bargaining agreement, (g) agreement with any present or former officer or director of Acquiree or its subsidiaries; or (h) contract, agreement, or other commitment involving payments by it of more than $50,000 in the aggregate.

                  (13)    Material Contract Defaults.   To the best knowledge
of Acquiree and Principal Stockholders, Acquiree is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Acquiree, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Acquiree has not taken adequate steps to prevent such a default from occurring.

                  (14) Acquiree Schedules. Acquiree has delivered to Acquiror the following schedules which are collectively referred to as the "Acquiree Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Acquiree and the Principal Stockholders, as complete, true, and correct:

                        (a) A schedule containing complete and correct copies of the Articles of Incorporation and
                       Bylaws of Acquiree in effect as of the date of
                    this Agreement;

                        (b) A schedule including the financial statements of Acquiree identified in paragraph 5(b) (2).

                        (c) A schedule containing a complete and correct copy of the stock ledger of Acquiree;

                        (d) A schedule containing a description of all real property owned or leased by Acquiree together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property with copies of the underlying documentation;

                        (e) A schedule containing copies of all material contracts, promissory notes, profit sharing arrangements, options, warrants, employment agreements, licenses, agreements, or other instruments to which Acquiree is a party or by which it or its properties or assets are bound;

                        (f) A schedule describing all governmental licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Acquiree carries on or propose to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Acquiree;

                        (g) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Acquiree since the date of the Acquiree Financial Statements;

                        (h) A schedule of all litigation or governmental investigation or proceeding which is pending or which, to the best knowledge of management, is threatened or contemplated;

                        (i)  A  schedule  of  all  other  documents,
                             disclosures, or representations required to be disclosed by this Agreement or required to be disclosed in order to set forth all material facts regarding Acquiree.

                  (15)    Information.    The  information  concerning
Acquiree set forth in this Agreement and in the Acquiree Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made not misleading.

                  (16) Compliance With Blue Sky Laws. Acquiree shall prepare and caused to be filed, all required notices, forms, reports, filing fees and other documents in order to comply with all applicable blue sky law, rule or regulation in connection with the stock-for-stock exchange contemplated herein. Acquiror shall provide Acquiree such information and sign such documents as may be necessary to permit Acquiree to complete its obligations under this paragraph 16.

     6. Representations and Warranties of Acquiror. Acquiror hereby represents and warrants that effective this date and the Closing Date, the following representations are true and correct:

          A. Issuance of Shares. As of the Closing Date, the Acquiror shares to be delivered to the Stockholders, will constitute valid and legally issued shares of Acquiror, fully-paid and non-assessable, and will be legally equivalent in all respects to the common stock of Acquiror issued and outstanding as of the date hereof.

          B. Authorization. The officers of Acquiror are duly authorized to execute this Agreement and have taken all action required by law and agreements, charters, Bylaws, etc., to properly and legally execute this Agreement.

          C.     Financial Statements.

               (1) The audited balance sheets of Acquiror as of September 30, 1998 and 1997, and the related statements of operations, cash flows, and stockholders' equity for the years ended December 31, 1998 and 1997, and the cumulative amounts since October 1, 1992 (date of commencement of development stage), including the notes thereto, and the accompanying Independent Auditor's Report of Tanner + Co., have been delivered to Acquiror. Further, the unaudited balance sheet of Acquiror as of December 31, 1998, and the related statements of operations and cash flows for the three months ended December 31, 1998 and 1997 and the cumulative amounts from commencement of development stage, including the notes thereto ("Acquiror Financial Statements"). To the best knowledge of Acquiror, except as set forth in Acquiror's Schedules, such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

                  (2) The audited financial statements delivered pursuant to subparagraph (1) have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved and, when required to be audited, have been audited by a certified public accountants licensed to practice in the United States and before the Securities and Exchange Commission. The audited financial statements have been presented in accordance with the requirements of Regulation S-X promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC. The Acquiror Financial Statements present fairly the financial position of Acquiror. Acquiror did not have, as of the date of the Acquiror Financial Statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Acquiror, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Acquiror as of their respective dates and for the respective periods covered thereby.

                  (3) The books and records, financial and otherwise, of Acquiror are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Acquiror.

                  (4) Proper and accurate amounts of taxes have been withheld by or on behalf of Acquiror with respect to all material compensation paid to employees of Acquiror for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all material accrual or material arrangement for or payment of bonuses or special compensation applicable under tax and other laws. There are no tax liens upon any of the assets of Acquiror.

            D. Absence of Certain Changes or Events. Except as set forth in this Agreement or the Acquiror Schedules, since December 31, 1998:

                  (1) There has not been (a) any material adverse change in the business, operations, properties, assets, or financial condition of Acquiror (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Acquiror;

                  (2) Acquiror has not (a) amended its Articles of Incorporation or Bylaws; (b) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem any of its capital stock;
                       (c) waived any rights or value which in the aggregate are extraordinary or material considering the business of Acquiror; (d) made any material change in its method of management, operation, or accounting;
                       (e) entered into any other material transactions; (f) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employees (g) increased the rate of compensation payable or to become payable by it to any of its officers or directors of any of its employees; or (h) established or made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (3) Acquiror has not (a) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (b) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (c) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the Acquiror balance sheet as of September 30, 1998, and current liabilities incurred since that date in the ordinary course of business; (d) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights, (e) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Acquiror; or (f) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (4) To the best knowledge of Acquiror, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Acquiror.

            E. Litigation and Proceedings. To the best knowledge of Acquiror it is not involved in any pending litigation, claims, or governmental investigation or proceeding not reflected in such financial statements or otherwise disclosed in the Acquiror Schedules and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of management,. threatened or contemplated against Acquiror, its management, or properties.

            F. Organization. As of the Closing Date Acquiror shall be duly organized, validly existing, and in good standing under the laws of the State of Delaware; it has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where the failure to qualify would have a material adverse effect on Acquiror.

            G. Tax Returns. Acquiror has filed all federal, state, county, and local income, excise, property, and other tax returns, forms, or reports, which are due or required to be filed by it prior to the date hereof. Acquiror has paid or made adequate provisions for the payment of all taxes, penalty fees, or assessments which have or may become due pursuant to such filed returns or pursuant to any assessments received.

            H.   Contracts.

                  (1) Except as included or referred to in the Acquiror Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which Acquiror is a party or by which it or any of its properties are bound.

                  (2) Subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all contracts, agreements, franchises, license agreements, and other commitments to which Acquiror is a party or by which it or its properties are bound, and which are material to the operations of Acquiror, are valid and enforceable by Acquiror in all respects.

                  (3) Acquiror is not a party to any contract, agreement, commitment, or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or aware which materially and adversely affects, or in the future may (as far as Acquiror can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Acquiror.

                  (4) Except as included or referred to in the Acquiror Schedules or reflected in the latest Acquiror balance sheet, Acquiror is not a party to any material oral or written (a) contract for the employment of any officer or employee; (b) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit, or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (c) agreement, contract, or indenture relating to the borrowing of money; (d) guaranty of any obligation, other than one which Acquiror is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $10,000; (e) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (f) collective bargaining agreement; (g) agreement with any present or former officer or director of Acquiror; or (h) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate.

            I. Material Contract Defaults. To the best of its knowledge, Acquiror has not materially breached, nor has it any knowledge of any pending or threatened claims or any legal basis for a claim that Acquiror has materially breached, any of the terms of conditions of any agreements, contracts, or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Acquiror is subject.

            J. Capitalization. The capitalization of Acquiror is, as of the date hereof, comprised of 100,000,000 shares of authorized common stock, $.00l par value, of which 70,000,000 shares are issued and outstanding. As an integral part of the stock-for-stock exchange provided for herein, Acquiror shall effect a 1 for 70 reverse split of its issued and outstanding shares thereby reducing the number of such shares from 70,000,000 to 11,500,000 (including all shares to be issued to Acquiree and others in connection with the transactions contemplated herein). All outstanding shares have been duly authorized, validly issued, and fully-paid, and there are no outstanding or presently authorized securities, warrants, options, or related commitments of any nature not disclosed in the Acquiror's financial statements or in the Acquiror's Prospectus, proxy statement or in the Acquiror Schedules attached hereto. All of the outstanding shares are non-assessable and free of cumulative voting or pre-emptive rights.

            K. Subsidiaries. Acquiror has no subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, or other entity.

            L. Corporate Records. The corporate financial records, minute books, and other documents and records of Acquiror are to be available to present management of Acquiree prior to the Closing Date and turned over to new management in their entirety at Closing or as soon thereafter as practicable.

            M. No Conflict with Other Instrument. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of Acquiror, to which Acquiror is a party.

            N. Securities Laws. Acquiror is a public company and represents that to the best of its knowledge it has no existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to its original stock issuance to its founders, its public offering, or any dealings with its Stockholders, the public, brokers, the Securities and Exchange Commission, state agencies, or other persons. Acquiror is required to file Reports under Section 15(d) of the Securities Exchange Act of 1934, as amended. Acquiror represents that all reports required to be filed pursuant to Section 15(d) of the Securities Act of 1934 as of the date of closing have been or will have been filed.

            O. Compliance With Laws and Regulations. Acquiror has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Acquiror or except to the extent that noncompliance would not result in the incurrence of any material liability including, but not limited to, the Blue Sky regulations of this proposed acquisition and issuance of Acquiror common stock.

            P.   Acquiror Schedules.   Acquiror has delivered to Acquiree the
following schedules, which are collectively referred to as the "Acquiror Schedules," which are dated the date of this Agreement, all certified by an officer of Acquiror and the officers of Acquiror to be complete, true, and accurate:

                  (1) A schedule containing complete and accurate copies of the Articles of Incorporation and Bylaws of Acquiror as in effect as of the date of this Agreement and copies of all Board of Directors and Shareholders Resolutions, Minutes and Consents.

                  (2) A schedule containing copies of all financial statements referred to in paragraph 6(c);

                  (3) A schedule containing the Prospectus of any previous public offering of common stock of Acquiror;

                  (4) A schedule containing a list of the shareholders of Acquiror as of March 1, 1999;

                  (5) A schedule describing all outstanding warrants to purchase shares of Acquiror's common stock;

                  (6) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or conditions of Acquiror since December 31, 1998;

                  (7) A schedule of all litigation or governmental investigation or proceeding which is pending or which, to the best knowledge of management, is threatened or contemplated;

                  (8) A schedule containing copies of all contracts to which the Company is a party;

                  (9) A schedule containing all reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended;

                  (10) A schedule of all other documents, disclosures, or representations required to be disclosed by this Agreement or required to be disclosed in order to set forth all material facts regarding Acquiror.

            R. Information. The information concerning Acquiror set forth in this Agreement and in the Acquiror Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact require to make the statements made, in light of the circumstances under which they were made, not misleading.

     7. Information Statement, Meeting of Rexford Shareholders. As promptly as practicable after the execution of this Agreement, Acquiror shall prepare and file with the Securities and Exchange Commission ("SEC"), a preliminary information statement including a notice of special meeting of its stockholders and related material (the "Information Statement") relating to the approval of this Agreement and the transactions contemplated hereunder, as promptly as practicable following receipt of the SEC's comments thereon (or, should no SEC comments be forthcoming or the lapse of the period of time during which SEC comments are required to be furnished, promptly following a determination that no comments are forthcoming or the lapse of such period), Acquiree shall file with the SEC and mail to its stockholders of record a definitive Information Statement relating to such matters. The Information Statement shall set a date of record for all shareholders entitled to vote on this Agreement and shall include the recommendation of the Acquiree's board of directors in favor of such matters.

     8. Additional Financial Statements. To the extent required, Acquiree and Acquiror shall utilize their best efforts and cooperate to provide the financial information necessary to present the pro forma consolidated financial statements, including a pro forma consolidated balance sheet, pro forma consolidated income statements, for all periods required to be presented, including the notes thereto, and in the form and manner required for use in the Form 8-K and/or Information Statement or any other document required to be filed with the SEC, requiring the presentation of the Acquiror's financial statements under generally accepted accounting principles.

     9. Closing Date. The Closing Date herein referred to shall be upon such date as the parties hereto may mutually agree upon, but is expected to be on or about March 31, 1999, but not later than April 30, 1999. At the Closing, Acquiror shall deliver and the Stockholders will be deemed to have accepted delivery, the certificate of stock to be issued in his or her name, and in connection therewith, will make delivery of his or her stock in Acquiree to Acquiror. Certain opinions, exhibits, etc., may be delivered subsequent to the Closing Date upon the mutual agreement of the parties hereto.

     10.     Conditions Precedent to the Obligations of Acquiree and the

Stockholders. All obligations of Acquiree and Stockholders under this Agreement are subject to the fulfillment, by Acquiror, prior to or as of the Closing Date, of each of the following conditions:

            A. The representations and warranties by or on behalf of Acquiror contained in this Agreement or in any certificate or documents delivered to Acquiree pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

            B. Acquiror shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing on the Closing Date.

            C. Acquiror shall take all corporation action necessary to issue the shares to Stockholders pursuant to this Agreement.

            D. The election or appointment of all of Acquiree's nominees to the Board of Directors of Acquiror as directed by Acquiree and the resignation of the existing officers and directors of Acquiror and the transfer of the office of Registered Agent to such party as is designated by Acquiree.

            E. Stockholders of Acquiror approving this Agreement and Acquiror's performance hereof;

            F. Stockholders of Acquiror approving a 1 for 70 reverse split of the Acquiror's issued and outstanding shares of common stock.

            G. Stockholders of Acquiror approving a proposal to amend Acquiror's Articles of Incorporation to change Acquiror's name to Lexon Technologies, Inc.

            H. All instruments and documents delivered to Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Stockholders.

            I. Acquiror shall have delivered to Stockholders and Acquiree an opinion of its counsel dated the Closing Date to that effect that

                  (1) Acquiror is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

                  (2) Acquiror has the corporate power to carry on its business as now being conducted;

                  (3) This Agreement has been duly authorized, executed, and delivered by Acquiror and is a valid and binding obligation of Acquiror; and

                  (4) The shares to be issued to Stockholders hereunder will, when issued, be duly and validly issued, fully paid, and non-assessable.

     11. Conditions Precedent to the Obligations of Acquiror. All obligations of Acquiror under this Agreement are subject to the fulfillment, by Acquiree and Stockholders, prior to or as of the Closing Date, of each of the following conditions:

            A.    The representations and warranties by Acquiree and

Stockholders contained in this Agreement or in any certificate or document delivered to Acquiror pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

            B. Acquiree and Stockholders shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; including the delivery of all of the outstanding stock of Acquiree.

            C. The acquisition and proposed issuance of Acquiror common stock can be effected as a non-public offering pursuant to provisions of applicable federal and state securities laws. Acquiree shall cause to be prepared and filed all forms, notices, fees and reports necessary to comply with any and all blue sky laws, rules and regulations relating to the stock-for-stock exchange contemplated herein. Acquiror shall sign, as required, any and all notices, forms, reports or other documents so prepared by Acquiree.

            D. Stockholders shall deliver to Acquiror a letter commonly known as an "investment letter" agreeing that the shares of stock in Acquiror are being acquired for investment purposes, and not with a view to public resale and that the materials, including current financial statements prepared and delivered by Acquiror to Stockholders, have been read and understood by Stockholders, that he is familiar with the business of Acquiror, that he is acquiring the Acquiror shares under Section 4(2), commonly known as the private offering exemption of the Securities Act of 1933, and that the shares are restricted and may not be resold, except in reliance of an exemption under the Act.

            E. Acquiree shall have delivered to Acquiror an opinion of counsel dated the Closing Date to the effect that:

                  (1) Acquiree is duly organized, validly existing and in good standing under the laws of the State of Illinois;

                  (2) Acquiree has the corporate power to carry on its business as now being conducted, and is duly qualified to do business in the State of Illinois and in any jurisdiction where so required where the non qualification to do business in any jurisdiction would not materially adversely affect the business and properties of Acquiree; and

                  (3) This Agreement has been duly authorized, executed, and delivered by Acquiree and Stockholders.

     12. Indemnification. Within the period provided in paragraph 13 herein and in accordance with the terms of that paragraph, each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses which exceed $10,000 including attorney's fees incident to any of the foregoing, resulting from any
misrepresentations,   breach  of  covenant,   or  warranty  or nonfulfillment
of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability of claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same. No liability shall arise for party hereof regarding a settlement of any claim unless such settlement was previously approved by such party.

     13. Nature and Survival of Representations. All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for two years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon 'which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     14.     Documents at Closing.   At the Closing the following transactions
shall occur, all of such transactions being deemed to occur simultaneously:

            A. Stockholders will deliver, or cause to be delivered, to Acquiror the following:

                        (1) Stock certificates for all of the issued and outstanding stock of Acquiree being tendered and duly endorsed;

                        (2) All corporate records of Acquiree, including without limitation, corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing), stock ledgers, stock transfer books, corporate seals, and other such corporate books and records as may reasonably be requested for review by Acquiror and its counsel;

                        (3) The opinion of counsel for Acquiree as set forth herein;

                        (4) A certificate executed by the Principal Stockholders to the effect that all representations and warranties made by Acquiree under this Agreement are true and correct as of the Closing, the same as though originally given to Acquiror on said date;

                        (5) A certificate from the Secretary of State of its incorporation dated within 45 days of the Closing Date to the effect that Acquiree is in good standing under the laws of said state;

                        (6) An investment letter from the Stockholders representing that they are acquiring shares of Acquiror for investment purposes only and not with a view to further distribution;

                        (7)   Such  other  instruments,   documents,  and
                              certificates, if any, as are required to be delivered pursuant to the provision of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

            B.     Acquiror will deliver or cause to be delivered to the

Stockholders and Acquiree:

                        (1) Stock certificates for common stock to be issued as part of the exchange as listed on Exhibit "A";

                        (2) A certificate of the president and secretary of Acquiror to the effect that all representations and warranties of Acquiror made under this Agreement are reaffirmed on the Closing Date, the same as though originally given to Stockholders on said date;

                        (3) The opinion of Acquiror's counsel set forth herein;

                        (4) Certified copies of resolutions by Acquiror's Board of Directors and Stockholders authorizing this transaction;

                        (5) A certificate from the Secretary of State of Acquiror's state of incorporation dated within 45 days of the Closing Date that Acquiror is in good standing under the laws of said state;

                        (6) Such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement.

     15. Additional Covenants. Between the date hereof and the Closing Date, except with the prior written consent of the other party:

            A. Acquiror and Acquiree shall conduct their business only in the usual and ordinary course and the character of such business shall not be changed nor any different business be undertaken.

            B. No change shall be made in the Articles of Incorporation or Bylaws of Acquiror or Acquiree, except as described in the Acquiree Schedules attached hereto.

            C. No change shall be made in the authorized or issued shares of Acquiror or Acquiree.

            D. Neither Acquiror nor Acquiree shall discharge or satisfy any lien or encumbrance or obligation or liability, other than current liabilities shown on the financial statements heretofore delivered and current liabilities incurred since that date in the ordinary course of business.

            E. Neither Acquiror nor Acquiree shall make any payment or distribution to their respective stockholders or purchase or redeem any shares or capital stock.

            F. Neither Acquiror nor Acquiree shall mortgage, pledge, or subject to lien or encumbrance any of its assets, tangible or intangible.

            G. Neither Acquiror nor Acquiree shall cancel any debts or claims or waive any rights.

            H. Present management of Acquiror agree that after the Closing they will continue to furnish new management with such additional documentation and information regarding Acquiror as is reasonably requested.

     16.    Miscellaneous.

            A. Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

            B. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

            C. Payment of Expenses. Acquiror shall pay for all of its own legal, accounting and other expenses associated with the consummation of the transactions contemplated under this Agreement, including those costs associated with the preparation, filing, and mailing of the Information Statement to the Acquiror's stockholders and holding a special meeting of the Acquiror's stockholders. Acquiree shall pay for all of its own legal, accounting and other expenses associated with the consummation of the transactions contemplated under this Agreement.

            D.     Notices.   All notices and other communications hereunder
shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

            E. Headings. The section and subsection heading in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            F.     Counterparts.   This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            G. Facsimile Transmission. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of any party hereto, the parties will confirm facsimile transmitted signatures by signing an original document.

            H. Governing Law. This Agreement was negotiated and is being contracted for in the State of Illinois, and shall be governed by the laws of the State of Illinois, not withstanding any Illinois or other conflict-of-law provision to the contrary, and the securities being issued herein are being issued and delivered in the State of Illinois in accordance with isolated transaction and non-public offering exemption.

            I. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

            J.     Entire Agreement.   This Agreement contains the entire
agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or under-standings between the parties relating to the subject matter hereof. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

           [Signatures appear on the next page following].

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

ATTEST:                                 Rexford, Inc.,
                                        a Delaware corporation


By /s/ Tom Sollami,                     By /s/ Dennis Blomquist
  --------------------------------        -----------------------------------
  Secretary                               President


ATTEST:                                  Chicago Map Corporation,
                                         an Illinois corporation


By /s/ Mike Barnett                      By /s/ Steven J. Peskaitis
  --------------------------------         ----------------------------------
  Secretary                                President


STOCKHOLDERS
(See Exhibit "B" attached hereto in counterparts.)

                                    Exhibit A

                            CHICAGO MAP CORPORATION
                              List of Stockholders


                           Number of Shares of         Number of Rexford, Inc.
                                Chicago Map              Shares to be Received
Name of Shareholder             Corporation    Percent        in Exchange
-------------------             -----------    -------        -----------
Steven J. Peskaitis                10,337       66.767         7,235,970
Stanley Peskaitis                   1,824       12.160         1,276,800
Mike Barnett                          641        4.273           448,700
David A. Schulz                     1,044        6.960           730,800
David A. Leonard                      110         .733            77,000
Paris Karahalios                    1,044        6.960           730,800
                                   ------       ------        -----------

  Total Percentage/Shares          15,000       100.00        10,500,000
                                   ======       ======        ==========

                                Exhibit B

                        CHICAGO MAP CORPORATION

                              Stockholders
                       Counterpart Signature Page

Date:                   Signature:

3/23/99                 /s/ Steven J. Peskaitis

3/23/99                 /s/ Stanley Peskaitis

3/23/99                 /s/ Mike Barnett